Exhibit 99.1

Extraordinary General Meeting in Allarity Therapeutics A/S

PROXY/VOTING BY CORRESPONDENCE FORM

for use at the Extraordinary General Meeting in Allarity Therapeutics A/S on [●] 2021 at [●] (CET).

Name:
Address:
(Please use CAPITAL LETTERS)

I/we hereby authorise by proxy/submit written votes (voting by correspondence) in accordance with the indications below:

Please check off field A), B), C) or D):

A)	☐	Proxy is granted to a named third party (deadline [●] 2021 at [●] CET):

Name:
Address:	_________________________________________________________________________
(Please use CAPITAL LETTERS)

or

B)	☐	Proxy is granted to the board of directors (with a right of substitution) to vote in accordance with the board of directors' proposals as set out in the table below (deadline [●] 2021 at [●] CET).

or

C)	☐

Proxy is granted to the board of directors (with a right of substitution) to vote as stated below. Please check off the boxes ”FOR”, ”AGAINST” or ”ABSTAIN” to indicate your vote

(deadline [●] 2021 at [●] CET).

or

D)	☐	Written votes (voting by correspondence) are submitted as stated below. Written votes cannot be withdrawn. Please check off the boxes “FOR”, “AGAINST” or “ABSTAIN” to indicate your vote (deadline [●] 2021 at [●] CET).

AGENDA

The complete agenda is included in the notice to convene the Extraordinary General Meeting.

AGENDA ITEMS	FOR	AGAINST	ABSTAIN	RECOMMENDATION FROM THE BOARD
1. Election of Chairman of the Meeting	☐		☐	FOR
2. The Recapitalization Share Exchange Proposals (Proposal No. 1)
Proposal 1.A.	☐	☐	☐	FOR
Proposal 1.B.	☐	☐	☐	FOR
Proposal 1.C.	☐	☐	☐	FOR
3. The Nasdaq Pipe Proposal (Proposal No. 2)	☐	☐	☐	FOR
4. The Incentive Plan Proposal (Proposal No. 3)	☐	☐	☐	FOR
5. Other Matters

The proxy applies to all business being transacted at the Extraordinary General Meeting. In the event that new proposals are submitted, including amendments or proposals for election of chairman of the meeting, that are not on the agenda, the proxy holder will vote on your behalf according to his/her best belief. Written votes (voting by correspondence) will be taken into account if a new or an amended proposal is substantially the same as the original.

If the form is only dated and signed, it will be considered a proxy to the board of directors to vote in accordance with the recommendations of the board of directors as stated above.

If the form is only partially completed, votes will be cast in accordance with the recommendations of the board of directors as stated above with respect to the non-ticked off boxes.

[separate signature page to follow]

[separate signature page]

Date: ____________ 2021

Name: Title:	Name: Title:

The dated and signed form, if used as a proxy (box A-C above) or for written votes (voting by correspondence) (box D above), must reach [●] no later than [●] 2021 at [●] (CET) by email to [●].